Exhibit 10.1

Fenjiu Group Spirit Development Zone Sales Co., Ltd.

Distribution contract

Party A: Shanxi Xinghuacun Liquor Group Spirit Development Zone Sales Co., Ltd. (Fenjiu Group)

Party B: Fenyang Huaxin Spirit Industry Development Co. Ltd..

In accordance with the provisions of the Contract Law of the People’s Republic of China and other relevant laws and administrative regulations, Party A and Party B shall follow the principles of equality, voluntariness, fairness and good faith.

1 Distribution of products

1 Party A agrees that Party B will distribute Fenjiu Group’s “Xinghua Village” Da Gang Jiu” products nationwide. Party A and Party B will jointly negotiate and improve the product line of Fenjiu Group’s “Xinghua Village” Da Gang Jiu series. Party B will be responsible for the promotion, promotion, display, and promotion of products.

2 Distribution prices

2, Fenjiu Group “Xinghua Village” large spirit base spirit supply strictly implement the price recognized by both A and B. Among them, Party A’s exit price will be adjusted from time to time due to market changes, and the specific price will be determined based on each purchase order.

3, Party A, B and Fenjiu Group “Xinghua Village” Da Gang Jiu product price system’ was jointly negotiated and formulated. Before the product was listed, Party B reported the regional agency price and retail guide price to ensure that the market price was stable, and the “Xinghua Village” was continuously promoted. Da Gang Jiu series product image.

3 Contract security

4 Party A shall receive from Party B a credit deposit of Nil without any credit guarantee, and Party B shall return to Party B the full amount of the credit guarantee paid by Party B upon termination of the agency.

4 sales tasks:

5, (1) During the term of this year’s contract, that is, from June 30, 2020 to June 29, 2023, the contract amount is RMB15 million (the sum of the two contracts) completed

(2) Terms of payment: To execute an advance payment, a bank acceptance draft with a term of less than six months may be used. Each acceptance shall not exceed 50 % of the contract amount.

(3) Mission assessment:

The annual task should be broken down according to the monthly quarterly time node, and the production plans and arrangements for purchase are strictly in accordance with the decomposition figures. Party A shall have the right to cancel Party B’s distribution qualification and cancel this contract if 80 % of the sales tasks stipulated in the contract are completed.

5 Rights and obligations of Party A

6, Party A shall have the exclusive right, patent right and copyright of the trademarks, such as the characters, marks and drawings marked “Fenjiu Group” and “Xinghua Village” series of standard marks on the packaging of the products.

7, Where Party B leads or participates in the packaging design, Party A shall require Party B to ensure that the packaging design (including the shape of a bottle) does not infringe upon the lawful rights of others. In case of infringement, Party A shall not bear the responsibility and Party B shall bear all the responsibility.

8, Party A ensures that the products provided meet the product quality standards of the liquor industry in China and ensure long-term and stable product quality. Party A shall be responsible for compensation if losses are caused to Party B and third parties due to the quality of the products provided by Party A.

9, A shall invoice Party B for settlement.

10, Party A coordinates and authorizes Party B to use the words “Fenjiu Group”, “Xinghua Village” trademark, “Shanxi Xinghua Village Fenjiu Group Liquor Development Zone Co., Ltd.”, “Shanxi Xinghua Village Fenjiu Group Co., Ltd.” Chinese and English words, etc., and when necessary for package printing or market promotion, Provide relevant procedures and certificates to Party B.

11, The name, container and packaging of the words “Da Gang Jiu” shall belong to the exclusive use of Party B. Party A shall not supply other customers as trade names and publicity.

12, Party B shall provide the bar code and Anti-Counterfeiting system for the customized products of the “Da Gang Jiu” by Party A.

6 Rights and obligations of Party B

13, Party B may, in accordance with the needs of the market and the needs of consumers, and in accordance with the relevant provisions of Party A and with the consent of Party A, carry out the pre-product packaging design work. After being examined and confirmed by Party A and the relevant departments of the shareholders, the production work instructions are issued and the formal production procedures are entered. At the same time, Party B shall not counterfeit or counterfeit Party A’s brand products. Once found out, Party B will be punished in accordance with the relevant provisions for making fake sales and shall be investigated for its legal responsibility.

14, Party B shall, according to the marketing situation, report to Party A the production plan according to the procedures stipulated by Party A and carry out the advance payment policy.

15, Party B may, in accordance with the business strategy of the enterprise, formulate a commodity promotion plan in order to speed up the turnover and sale of the commodities. However, the promotion plan must be reported in advance to the relevant departments of Party A for examination and approval and for the record. In the advertising and marketing activities of the product, we must contact the relevant departments of Party A in advance and verify and approve it before proceeding.

16, Party B shall not assign the contract without the written consent of Party A.

17, Party B shall be subject to supervision and inspection by Party A and the relevant Department’s market inspectors, implement Party A’s market management regulations, and submit to Party A’s overall coordination arrangements.

7 Other Provisions

18, Location of supply: Party A’s designated warehouse

19, The term of this contract is from June 30, 2020 to June 29, 2023. If the contract is renewed, the two parties must agree on the terms of contract cooperation for the next year before June 29 of each year and sign a cooperation contract for the next year.

20, contract signing place: Shanxi Province Fenyang City Xinghua Village

8 Cancellation of the contract

21, Any party that proposes to terminate this contract shall notify the other party in writing 30 days in advance, and the contract shall be terminated on the date fixed by the parties through consultation.

22, Party A shall have the right to cancel the contract unilaterally if Party B appears in one of the following cases.

(1) where the circumstances provided for in Articles 4 or 6 of this Contract exist;

(2) when the business license has been revoked or suspended by the competent administrative Department of the government, or when other cases of loss of legal business status or qualifications have occurred;

(3) An application for insolvency, a proceeding in liquidation, or a situation of insolvency or insolvency, or other circumstances where there are substantial grounds for believing that the financial situation has deteriorated or that there is a possibility;

(4) transferring all or part of the rights or obligations herein to a third party without the written consent of Party A.

23, After the termination of the contract, the handling of the package materials and products shall be handled in accordance with the relevant regulations and procedures of Party A. Return all or the rest of the deposit after all the remaining issues including the product have been resolved.

9 Responsibility and Dispute Resolution

24, Both parties should strictly abide by the terms of the agreement. If either party defaults, it will compensate the other party for the actual economic losses caused by it.

25, In the event of force majeure affecting the normal performance of this contract, the two parties shall not be held responsible for each other. When the normal performance of this contract is affected by major national policy adjustments or changes in raw material prices, both parties shall consult and revise the supplementary clauses in a timely manner, all of which shall have the same legal effect.

26, If Party A makes price adjustment due to changes in cost, Party B agrees to resign the contract.

27, The people’s court of the place where this contract is concluded shall accept the dispute arising from the execution of this contract.

This contract is in four copies, each party holds two copies, effective from the date of signature and seal of the legal representative (principal agent) of both parties.

Party A:	Party B:

Legal representative:	Legal representative:

(Agent): Songxiaodong	(Agent): Qi Shanping

Date of signing: 30 June 2020

Purchase and sale contract

Party A: Shanxi Xinghua Village Fenjiu Group Spirit Development Zone Sales Co., Ltd..

Party B: Fenyang Huaxin Spirit Industry Development Co. Ltd..

In order to give full play to their respective advantages, Party A and Party B, after friendly consultation and in accordance with the principle of “sincere cooperation and benefit sharing”, in accordance with relevant laws and regulations, have reached a cost contract on related matters. The contract contents are as follows:

1 Subject matter and duration of the contract

This contract refers to the spirit brewed according to the production technology and standard of the pure liquor. It conforms to the product quality standards of the liquor industry in China and ensures long-term and stable product quality. Party A shall sell to Party B, Party B shall act as Party A’s distributor of this Contract and shall sell it within the scope of whole China.

The term of this contract is from June 30, 2017 to June 29, 2020. If the contract is renewed after the expiration of the contract, Party B shall have priority under the same conditions.

2 Number of sales

The annual sales volume of Party B shall reach RMB10 million.

Party B shall complete the sales target stipulated in the contract within the term of the contract from June 30, 2017 to June 29, 2020, and Party A shall perform the assessment. Party A shall have the right to cancel Party B’s distribution qualification and cancel this contract if 80 % of the sales target is not reached.

3 Sales Price

Product No.	Product name	specification
1	45% alc Da Gang Jiu	Per 3 X 600G
2	65% alc Da Gang Jiu	Per 5 X 600G
3	42% alc Da Gang Jiu	Per bottle 475ML
4	53% alc Da Gang Jiu	Per bottle 225ML×8
5	53% alc Da Gang Jiu	Per bottle 475ML
6	6% alc 72 Bian	Per bottle 150ML×6
7	60% alc Da Gang Jiu	Per bottle 475ML
8	60% alc Feng Tan Lao Jiu	Per 24L×1
9	65% alc 30 year old Chen Nian Lao Jiu	Per bottle500ML×6
10	65% alc Da Gang Jiu	Per bottle500ML×6
11	65% alc Da Gang Jiu for collection	Per bottle500ML×6
12	65% alc Hua Xia Zi Chan	Per bottle500ML×6
13	42% alc Rose Jiu	Per 600G
14	45% alc Gao Liang 三号	Per 600G
15	52% alc Gao Liang 一号	Per 600G
16	53% alc Gao Liang 二号	Per 600G

Among them, Party A’s exit price will be adjusted from time to time due to market condition, and the specific price will be determined based on each purchase order.

4 Terms of payment

By the way of advance payment, Party A shall, after receiving the corresponding payment from Party B, organize the delivery according to the principle of first payment and then goods. A shall invoice Party B for settlement.

5 Agreement on Intellectual Property Rights

Party B’s product packaging, marketing, brand promotion and other activities must conform to Party A’s brand strategic plan, and be reviewed and filed by the marketing department of Party A shareholders before implementation. The audit and filing time shall not exceed 15 days.

Party A shall coordinate and authorize Party B to use the words “Fenjiu Group”, “Xinghua Village” trademark, “Shanxi Xinghua Village Fenjiu Group Liquor Development Zone Co., Ltd.”, “Shanxi Xinghua Village Fenjiu Group Co., Ltd.” Chinese and English words, etc., and when necessary for market promotion, Provide relevant procedures and certificates to Party B.

6 Guarantee Terms

Party A shall receive from Party B a credit deposit of Nil without any credit guarantee. Party B shall pay the credit guarantee to Party B at the termination of the agency. (If Party B owes Party A payment, A may deduct it from Party B’s credit guarantee).

7 Liability for breach of contract

If either party defaults, the breaching party shall be liable to the breaching party for the resulting economic losses.

8 Dispute Resolution

The disputes arising between the two parties in the course of the execution of this Contract shall first be settled through friendly consultation.

To bring a suit in the people’s court of the place where Party A.

9 Other

1, For matters not covered by this contract, the parties shall negotiate and conclude supplementary agreements separately, which shall have the same legal effect as this contract.

2, this contract is full of forms, and both parties to A and B hold two copies, effective from the date of signature and seal of both parties.

Party A:	Party B:

Legal representative:	Legal representative:

Entrusted Agent: Songxiaodong	Entrusted Agent: Qi Shanping

Date of signature: 30 June 2020

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